UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

TRANS-LUX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2257	13-1394750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6110 Aviator Drive, Hazelwood, Missouri	63042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (800) 243-5544

115 East 34th Street, #1900, New York, New York 10156

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act. None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2025, Trans-Lux Corporation (the “Company”) accepted the resignation of Naibin (Robin) Tang from his positions as Director and Chief Executive Officer of the Company. Mr. Tang’s departure was not the result of any disagreement related to any matter involving the Company’s operations, policies or practices.

On September 5, 2025, the Company appointed Mr. Huishuo (Michael) Lin as Director of the Company. Mr. Lin is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except with respect to his employment with Unilumin, the Company’s largest stockholder. There are no arrangements or understandings between Mr. Lin and any other person pursuant to which he was selected as a director. Mr. Lin has been Chief Legal Director, Auditor & Investigator of Unilumin Group since March 2023. Previously Mr. Lin worked for Huawei, TCL and Eve Energy. Mr. Lin will be entitled to the compensation the Company offers its other non-employee directors from time to time, including any annual retainers and equity compensation.

On September 5, 2025, the Company appointed Mr. John Hammock, age 62, as Interim Chief Executive Officer of the Company. Mr. Hammock is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K except with respect to his employment with the Company. There are no arrangements or understandings between Mr. Hammock and any other person pursuant to which he was selected as Interim Chief Executive Officer. Mr. Hammock became Senior Vice President and Chief Sales and Marketing Officer of the Company on September 28, 2018. He had been Chief Sales Officer since he started with the Company in 2015. Mr. Hammock has extensive experience in international business development and sales with Fortune 500 accounts. Previously he was an Executive Vice President of Sales & Marketing at Niagara Streaming Media. Mr. Hammock has held numerous high profile Senior Vice President roles in telecom, software and manufacturing companies including Newbridge Networks, Corvis and Voxpath Networks. As Vice President of Corvis, his team’s sales efforts were responsible for $238 million during the two-year period preceding a successful $1.6 billion IPO. Mr. Hammock will continue to be compensated by the Company at his current rate of $185,000 per year.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Trans-Lux Corporation dated September 9, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2025	TRANS-LUX CORPORATION

	By:	/s/ Todd Dupee
		Name:	Todd Dupee
		Title:	Senior Vice President and Chief Accounting Officer